Ames True Temper Reports Second Quarter Results

– Net Income Increases 380 Percent

– Adjusted EBITDA Increases 22 Percent

CAMP HILL, Pennsylvania, May 16, 2006 — ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal second quarter ended April 1, 2006.

Second Quarter Results (13-week Period Ended April 1, 2006)

Net sales for the thirteen-week second quarter ended April 1, 2006 were $134.1 million, a 0.2 percent increase over $133.8 million for the thirteen-week second quarter ended March 26, 2005. Net income for the second quarter of fiscal 2006 was $1.2 million, a 380 percent increase over $0.2 million for the second quarter of fiscal 2005. Adjusted EBITDA (which is reconciled to net income on the attached table) for the fiscal 2006 second quarter was $18.8 million, a 22 percent increase over $15.4 million for fiscal 2005 second quarter. Adjusted EBITDA is a basis upon which the Company’s management assesses financial performance and covenants of our senior credit facility which are tied to this measure.

‘‘We were pleased with our overall operating results for the second quarter,’’ said Rich Dell, President and CEO. ‘‘Sales were negatively affected by the shift of snow sales to our first quarter as well as significant inventory reductions at several large customers. However, we were able to have some significant margin improvement over prior year results, primarily from increased efficiencies in our new manufacturing facility and discontinuing several unprofitable high volume items.’’

Year-to-Date Results (26-week period ended April 1, 2006)

Net sales for the twenty-six week period ended April 1, 2006 were $222.6 million, a 3.1 percent increase over $215.9 million for the twenty-six week period ended March 26, 2005. Net loss for the twenty-six weeks ended April 1, 2006 was $2.0 million, compared to $0.9 million during the twenty-six weeks ended March 26, 2005. Adjusted EBITDA (which is reconciled to net income on the attached table) for the first half of fiscal 2006 was $26.6 million, a 17 percent increase over $22.8 million for the first half of fiscal 2005.

During April 2006, the Company acquired 100% of the stock of Acorn Products, Inc. (‘‘Acorn), the parent of UnionTools, Inc. and substantially all the assets of Hound Dog Products, Inc. (‘‘Hound Dog’’), both of which manufacture and/or market non-powered lawn and garden tools. ‘‘We are very excited about the two acquisitions that we recently consummated. We believe that there are some significant synergy savings and that Ames True Temper will be a more efficient and profitable company once these new businesses are fully integrated. Acorn allows us to access a broader industrial market with the well recognized Razorback name, while the UnionTools brand name is recognized in the agricultural and wholesale channels. Additionally, Hound Dog provides us with specialty tools that complement our commitment to innovation,’’ Dell commented.

In order to fund the acquisitions, the Company entered into a new $130.0 million senior secured credit facility expiring in 2011. ‘‘This new credit agreement gave us the flexibility to enter into two acquisitions, while still maintaining sufficient liquidity to run our business,’’ noted Dave Nuti, CFO. ‘‘By financing these acquisitions with our revolver, we are able pay down balances with excess cash flows and we also have future flexibility around borrowings and repayments.’’

Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden tools and accessories.

Forward-Looking Statements

This press release includes ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are ‘‘forward-looking statements’’ for purposes of federal and state securities laws. Forward-looking statements may include the words ‘‘may,’’ ‘‘will,’’ ‘‘plans,’’ ‘‘estimates,’’

‘‘anticipates,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘intends’’ and similar expressions. Although Ames believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:

* The Company’s liquidity and capital resources;

* Sales levels to existing and new customers;

* Increased concentration of its customers;

* Seasonality and adverse weather conditions;

* Competitive pressures and trends;

* Changing consumer preferences;

* New product and customer initiatives;

* Risks relating to foreign sourcing, foreign operations and availability of raw materials;

* The Company’s ability to successfully consummate and integrate acquisitions; and

* General economic conditions.

The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

CONTACT: Eric Aumen, Director, Investor Relations and Public Reporting, +1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Consolidated Balance Sheets
(In thousands)

	April 1, 2006	October 1, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,153	$21,394
Trade receivables, net	99,556	49,677
Inventories	119,757	91,146
Deferred taxes	5,869	6,265
Other current assets	7,386	6,472
Total current assets	234,721	174,954
Property, plant and equipment, net	62,247	61,907
Intangibles, net	80,214	81,129
Goodwill	41,040	41,735
Other noncurrent assets	16,681	15,300
Total assets	$434,903	$375,025
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	50,996	$34,697
Accrued payroll and related taxes	3,795	2,368
Accrued interest payable	5,810	5,832
Accrued expenses and other current liabilities	22,321	22,176
Revolving loan	45,900	—
Current portion of long-term debt	515	515
Total current liabilities	129,337	65,588
Deferred taxes	17,772	20,297
Long-term debt	301,231	301,433
Accrued retirement benefits	17,632	17,280
Other liabilities	6,623	7,325
Total liabilities	472,595	411,923
Stockholders’ deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Retained deficit	(135,068)	(133,020)
Accumulated other comprehensive income (loss)	716	(595)
	(37,391)	(36,654)
Treasury stock, at cost	(301)	(244)
Total stockholders’ deficit	(37,692)	(36,898)
Total liabilities and stockholders’ deficit	$434,903	$375,025

ATT Holding Co.
Condensed Consolidated Statement of Income
(In thousands)
(Unaudited)

	Thirteen weeks ended April1, 2006		Thirteen weeks ended March26, 2005
Net sales	$134,090	100.0%	$133,806	100.0%
Cost of goods sold	98,904	73.8%	100,734	75.3%
Gross profit	35,186	26.2%	33,072	24.7%
Selling, general, and administrative expense	25,679	19.2%	20,927	15.6%
Gain on disposal of fixed assets	(612)	−0.5%	(26)	0.0%
Amortization of intangible assets	449	0.3%	446	0.3%
Operating income	9,670	7.2%	11,725	8.8%
Interest expense	7,902	5.9%	10,992	8.2%
Other expense (income)	57	0.0%	(7)	0.0%
Income before income taxes	1,711	1.3%	740	0.6%
Income tax expense	549	0.4%	498	0.4%
Net income	$1,162	0.9%	$242	0.2%

ATT Holding Co.
Condensed Consolidated Statement of Income
(In thousands)
(Unaudited)

	Twenty-six weeks ended April 1, 2006		Twenty-six weeks ended March 26, 2005
Net sales	$222,621	100.0%	$215,852	100.0%
Cost of goods sold	166,193	74.7%	161,719	74.9%
Gross profit	56,428	25.3%	54,133	25.1%
Selling, general, and administrative expense	43,558	19.6%	37,551	17.4%
Gain on disposal of fixed assets	(499)	−0.2%	(45)	0.0%
Amortization of intangible assets	897	0.4%	860	0.4%
Operating income	12,472	5.6%	15,767	7.3%
Interest expense	15,281	6.9%	17,187	8.0%
Other expense (income)	131	0.1%	(222)	−0.1%
Loss before income taxes	(2,940)	−1.3%	(1,198)	−0.6%
Income tax benefit	(892)	−0.4%	(320)	−0.1%
Net loss	$(2,048)	−0.9%	$(878)	−0.4%

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen weeks ended April 1, 2006	Thirteen weeks ended March 26, 2005
Net income	$1,162	$242
Depreciation of property, plant and equipment	2,725	2,360
Amortization of intangible assets	449	446
Other expense (income)	57	(7)
Gain on disposal of fixed assets	(612)	(26)
Interest expense	7,902	10,992
Income tax expense	549	498
EBITDA (a)	12,232	14,505
Adjustments to EBITDA
Cost savings initiatives (b)	1,102	60
ERP expenses (c)	75	—
One-time costs for new long handle tool distribution (d)	4,602	—
Equity sponsor fees and other expenses (e)	760	857
Adjusted EBITDA (a)	$18,771	$15,422

(a) ‘‘EBITDA’’ is calculated as net income before income tax expense, interest expense, other income and gain on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Twenty-six weeks ended April 1, 2006	Twenty-six weeks ended March 26, 2005
Net loss	$(2,048)	$(878)
Depreciation of property, plant and equipment	5,377	4,715
Amortization of intangible assets	897	860
Other expense (income)	131	(222)
Gain on disposal of fixed assets	(499)	(45)
Interest expense	15,281	17,187
Income tax benefit	(892)	(320)
EBITDA (a)	18,247	21,297
Adjustments to EBITDA
Cost savings initiatives (b)	1,990	60
ERP expenses (c)	150	—
One-time costs for new long handle tool distribution (d)	4,602	—
Equity sponsor fees and other expenses (e)	1,582	1,458
Adjusted EBITDA (a)	$26,571	$22,815

(a) ‘‘EBITDA’’ is calculated as net loss before income tax expense, interest expense, other expense (income) and gain on disposal of fixed assets plus depreciation and amortization. Adjusted EBITDA is EBITDA adjusted as indicated below. Adjusted EBITDA is not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b) Represents expenses associated with cost savings initiatives, primarily plant closure and plant start-up costs.

(c) Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d) Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e) Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with SFAS 13 due to the expensing of escalating rent on a straight-line basis.